Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-164289) and related Prospectus and in the Registration Statement (Form S-8 No. 333-169816) of Westway Group, Inc. of our report dated March 31, 2011 with respect to the consolidated financial statements of Westway Group, Inc. included in this Annual Report (Form 10-K) of Westway Group, Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

New Orleans, Louisiana

March 31, 2011